EXHIBIT 10.2

                                 AGREEMENT


THIS AGREEMENT is made effective the 1st day of November 2008 by, between and among Bion Environmental Technologies, Inc. and its subsidiaries ('Bion' or 'Bion Companies') and David Mager ('DM').

WHEREAS DM has provided consulting services to the Bion Companies;

AND WHEREAS DM and the Bion Companies agree to end such consulting relationship;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Bion Companies and DM agree to end such consulting relationship on the terms and conditions set forth in the following paragraphs:

     1) DM's engagement as a consultant to the Bion Companies shall end effective October 31, 2008.

     2) Notwithstanding the end of DM's engagement set forth above, the existing Confidentiality /Proprietary Information Agreement ('CPIA') and the Addendum ('Addendum') thereto shall remain in full force and effect pursuant to their terms.

     3) DM will cooperate with the Bion Companies in the immediate post-employment transition period to provide Bion and its personnel all needed documents, contacts, etc. to required to enable others to perform the services and duties which DM has heretofore performed and to provide continuity with regard to the projects on which DM had worked while providing consulting services to the Bion Companies; and to immediately re-direct all communications received (whether in hard copy, electronic, telephonic or other media) related to Bion matters to current employees of the Bion Companies.

     4) Bion will vest the Bion options owned by DM on the existing schedule so long as DM does not breach this Agreement and/or the terms of the CPIA and/or Addendum.

     5) Bion may avail itself of DM's services on a consulting basis in the future (post-transition period) on terms and conditions which will be negotiated between DM and the Bion Companies when/if the parties seek to engage in such manner in the future; Bion anticipates that such future consulting engagement(s), if any, will be compensated at a rate roughly pro-rata to the prior monthly fees to DM from the Bion Companies, which compensation shall be paid in Bion common stock at valued at approximately the then current market price of Bion's stock.

     6)

          a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and any person acquiring, whether by merger, consolidation, liquidation, purchase of assets or otherwise, all or substantially all of a party's equity or assets and business.

          b) It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings connected herewith be construed in accordance with and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, with regard to the jurisdiction in which any action or special proceeding may be instituted.

          c) Any claim or controversy, which arises out of or relates to this Agreement, or breach of it, shall be settled by arbitration.

          d) Should any party hereto waive breach of any provision of this Agreement, that waiver shall not operate or be construed as a waiver of any further breach of this Agreement.

          e) In the event that any one or more of the provisions of this Agreement or any portions there under is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          f) This Agreement shall constitute the entire agreement between the parties hereto Oral modifications of the Agreement shall have no effect. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                                  Bion Environmental Technologies, Inc.


                                  By: /s/ Mark A. Smith

                                  Date:  11/10/08

                                  By: /s/ David Mager
                                      David Mager

                                  Date:  11/10/08